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                                                                    EXHIBIT 23.1

Consent of PricewaterhouseCoopers, Independent Auditors

   We consent to the incorporation by reference in Registration Statements No. 333-72149, No. 333-62333, No. 333-52631 and No. 333-12503 of E*TRADE Group,
Inc. on Form S-8 of our report dated July 23, 1999 as it relates to the financial statements of TIR (HOLDINGS) LIMITED appearing in this Current Report on Form 8-K/A of E*TRADE Group, Inc.


PricewaterhouseCoopers

Hong Kong
August 18, 1999